(Print or Type Responses)

                             Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Metrologic Instruments, Inc. (MTLG)

Designated Filer:           Elliott International, L.P.

Other Joint Filers:         Elliott International Capital Advisors Inc. ("EICA")

Addresses:                  The address of EICA is for 712 Fifth Avenue,
                            36th Floor, New York, New York 10019.

Signatures:


Dated:  September 14, 2006    ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                              By: /s/ Elliot Greenberg
                                  ------------------------------------
                                      Elliot Greenberg, Vice President